UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2018

FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33059 (Commission File Number)	20-5657551 (IRS Employer Identification No.)
Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR    240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR     240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 12, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of Fuel Tech, Inc. (“Fuel Tech” or the “Company”) adopted Fuel Tech’s 2019 APC and National Sales Manager Commission Plan (the “APC Plan”) and 2019 FUEL CHEM® Officer Sales Commission Plan (the “FUEL CHEM” Plan). Each of the APC Plan and the FUEL CHEM Plan provide for sales commission payments to be made to Fuel Tech’s Senior Vice President, Sales (William E. Cummings, Jr.).
•    Under the APC Plan, Fuel Tech will pay to its Senior Vice President, Sales a commission equal to a specified percentage of the as-sold contract value of all sales of products and services in Fuel Tech’s APC product line in the United States and Canada.
•    The FUEL CHEM Plan provides for sales commission payments to be made to Fuel Tech’s Senior Vice President, Sales. Under the FUEL CHEM Plan, Fuel Tech will pay to such officer a commission equal to a specified percentage of all net revenue realized for customer units located in the United States and Canada.
•    Copies of the APC Plan and the FUEL CHEM Plan are attached as Exhibits 99.1 and 99.2 to this Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.
Exhibit No. Description
99.1         2019 APC and National Sales Manager Commission Plan
99.2        2019 FUEL CHEM® Officer Sales Commission Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc.
(Registrant)

Date: December 14, 2018

By: /s/ Albert G. Grigonis
Albert G. Grigonis
Senior Vice President, General
Counsel and Secretary